UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 15, 2006

SYS
(Exact Name of Registrant as Specified in Charter)

California	000-04169	95-2467354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5050 Murphy Canyon Road, Suite 200, San Diego, CA 92123
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code		858-715-5500

(None)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On December 19, 2006 the Board of Directors of SYS (the “Company”), upon the recommendation of its Audit Committee, elected to engage Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007.

On December 19, 2006, the Company was informed that it had been accepted as a client of Grant Thornton LLP.

On December 15, 2006, the Company notified its current independent registered public accounting firm, KPMG LLP that they were being dismissed.  KPMG LLP’s reports on the consolidated financial statements of the Company and its subsidiaries for the two most recent fiscal years ended June 30, 2006 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended June 30, 2006 and the subsequent interim period through December 15, 2006, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to KPMG LLP’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports; and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested that KPMG LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements. Such letter is attached as exhibit 16 to this Current Report on Form 8-K.

During the Company’s two most recent fiscal years ended June 30, 2006 and the subsequent interim period through December 15, 2006, the Company did not consult Grant Thornton LLP with respect to the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304 (a)(2)(i) and (ii) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits.

Exhibit 16 - Letter from KPMG LLP to the Securities and Exchange Commission dated December 20, 2006.

Exhibit 99.1 - Press release dated December 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

SYS (Registrant)
Date: December 20, 2006	By: /s/ Michael W. Fink Michael W. Fink, Secretary